Listing Report:Supplement No. 26 dated Apr 29, 2011 to Prospectus dated Apr 14, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Apr 14, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Apr 14, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 500166
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,200.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$8,200	Estimated loss*:	3.80%
Term:	60 months

Lender yield:	12.40%	Borrower rate/APR:	13.40% / 14.77%	Monthly payment:	$188.26

Lender servicing fee:	1.00%	Effective Yield*:	12.36%
		Estimated return*:	8.56%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-1999	Debt/Income ratio:	8%
Credit score:	840-859 (Mar-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 3	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	fund-maracas	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Army Vet Building a Business
This loan will be used to finance equipment and renovations necessary to build a quality sound production facility, allowing me to start an audio production business. My current schooling is training me to: record and mix music and voice-overs, perform post-production for film/television/other media to include mixing, editing, foley, and ADR. I have been recognized for outstanding achievement thus far.

I am a good loan candidate because I am a veteran and I am responsible with finances (evidenced by my credit scores). From the GI Bill, I receive a monthly housing allowance of $2000 which, combined with my income from employment and spouse's income, makes our monthly expenses very manageable.

(combined income and expenses)
Monthly net income: $6750
Monthly expenses: $2410
Housing: $1470
Insurance: $50
Car expenses: $50
Utilities: $200
Phone, cable, internet: $140
Food, entertainment: $300
Clothing, household expenses: $100
Credit cards and other loans: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504018
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$161.14

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.17%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-1991	Debt/Income ratio:	35%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	7y 4m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,701	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	25	Bankcard utilization:	84%
		Homeownership:	No
Screen name:	loot-kazoo	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
MOMS HOME IMPROVEMENT LOAN
Purpose of loan:
This loan will be used to...HOME IMPROVEMENT/OUTSIDE REPAIRS

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2000
Monthly expenses: $
Housing: $425.00
Insurance: $61.70
Car expenses: $380.00
Utilities: $120.00
Phone, cable, internet: $140.00
Food, entertainment: $200.00
Clothing, household expenses: $
Credit cards and other loans: $400.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504086
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,450	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$152.42

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1994	Debt/Income ratio:	13%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	1	Current / open credit lines:	4 / 3	Length of status:	0y 0m
Amount delinquent:	$755	Total credit lines:	22	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	auction-bison	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Sanbar
Purpose of loan:
This loan will be used to...pay off 3 more loans to lower my payments

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $3200
Monthly expenses: $1800
Housing: $755
Insurance: $90
Car expenses: $no payment
Utilities: $200
Phone, cable, internet: $90
Food, entertainment: $240.00
Clothing, household expenses: $50
Credit cards and other loans: $520-this is the payment I want to lower
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504470
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jun-1974	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	5	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	42y 3m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$54,781	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	thankful-dime5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase Inventory
Purpose of loan:
This loan will be used to Purchase inventory for my sporting goods store

My financial situation:
I am a good candidate for this loan because we have been open since 1969 and continue to thrive in this economy

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504482
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.99%	Borrower rate/APR:	14.99% / 17.16%	Monthly payment:	$450.59

Lender servicing fee:	1.00%	Effective Yield*:	13.75%
		Estimated return*:	7.80%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-1999	Debt/Income ratio:	8%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	bonusologist309	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan for Investments
Purpose of loan: to accelerate existing investment structure

This loan will be used to: buy stocks with good dividend-option premiums. I subscribe to dividendium.com, which sorts market data each night and sends out a spreadsheet

My financial situation: $38,400/yr from a job with a national trucking company ($3,200/mo.), and $70,000 in stocks ($3,000/mo.)

Using the strategy listed above, I am able to obtain 5-7% returns on my trades

I am a good candidate for this loan because: I have specific monthly targets leading to a goal of $400,000 in stock, a stable job, and 3 years experience with the 'dividend-option' trading strategy

Mo. net income: $6,200
Mo. expenses: $1,600
Housing: $600
Insurance: $50
Car expenses: $100 (I own my car)
Utilities: $45
Phone, cable, internet: $125
Food, entertainment: $400
Clothing, household expenses: $60
Credit cards and other loans: $100
Other expenses: $120
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504486
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$11,000	Estimated loss*:	1.95%
Term:	36 months

Lender yield:	6.99%	Borrower rate/APR:	7.99% / 8.33%	Monthly payment:	$344.65

Lender servicing fee:	1.00%	Effective Yield*:	6.99%
		Estimated return*:	5.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-1998	Debt/Income ratio:	20%
Credit score:	780-799 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 15	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,801	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	No
Screen name:	fund-course	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal loan to extinguish debt
Purpose of loan:
This loan will be used to pay off the credit card debt I accumulated during law school.

My financial situation:
I am a good candidate for this loan because I've had a stable, well-paying job as an attorney in Washington, DC for three & a half years. I have not increased my credit card debt since I started working, but I've been unable to get rid of it. It's time stop paying interest to the credit card company and extinguish this debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504508
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	13.00%
Term:	36 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 32.58%	Monthly payment:	$314.25

Lender servicing fee:	1.00%	Effective Yield*:	26.71%
		Estimated return*:	13.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	May-2001	Debt/Income ratio:	40%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	7y 9m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$961	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	bohannon	Borrower's state:	Florida	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	69 ( 99% )	720-739 (Latest)
Principal borrowed:	$4,750.00	< 31 days late:	1 ( 1% )	640-659 (May-2008) 620-639 (Jul-2006)
Principal balance:	$104.05	31+ days late:	0 ( 0% )
Total payments billed:	70
Description
Bohannon
Purpose of loan: To consolidate debts
This loan will be used to...Pay off several small balances

My financial situation:
I am a good candidate for this loan because...My joint reported income in 2010 was $96,000. I have never missed a Prosper loan payment.My monthly income exceeds my monthly expenses.I was recently appointed program coordinator for the Business program at a campus of Keiser University.

Monthly net income: $5,400
Monthly expenses: $4,520
Housing: $1,800
Insurance: $250.00
Car expenses: $200.00
Utilities: $300.00
Phone, cable, internet: $120.00
Food, entertainment: $400.00
Clothing, household expenses: $300.00
Credit cards and other loans: $1,000.00
Other expenses: $150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504524
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,000	Estimated loss*:	6.10%
Term:	36 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 20.32%	Monthly payment:	$356.48

Lender servicing fee:	1.00%	Effective Yield*:	15.63%
		Estimated return*:	9.53%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1974	Debt/Income ratio:	21%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	5y 5m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,398	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	96%
		Homeownership:	No
Screen name:	CyranoJ2	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	700-719 (Apr-2008) 700-719 (Mar-2008)
Principal balance:	$174.51	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
New furniture and vacation
Purpose of loan:
This loan will be used to...
Purchase new furniture and take a vacation also for minor car repairs
My financial situation: Good
I am a good candidate for this loan because...I feel i have proven my self with former loan through Prosper.I have kept the same employment for over 5 yrs.

Monthly net income: $2,500 this is an average my wkly pay flucutates
Monthly expenses: $
Housing: $650
Insurance: $
Car expenses: $
Utilities: $150
Phone, cable, internet: $170
Food, entertainment: $600
Clothing, household expenses: $50
Credit cards and other loans: $250 (which will be paid off )
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504526
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-2000	Debt/Income ratio:	53%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Bus Driver
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,043	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	Yes
Screen name:	urbane-ore2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvent for going green
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...
I always pay on time and want to get my home green to save on utilities. I have a steady job.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $585.00
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504528
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Nov-1999	Debt/Income ratio:	28%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 4	Length of status:	8y 2m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,965	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	loan-clarinet	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan-clarinet
Purpose of loan: consolidate debt
This loan will be used to... pay off vehicle, remaining credit card balances

My financial situation: is average. My husband makes 3x more
I am a good candidate for this loan because... I have a secure job, am current on my bills and my husband's income provides well.

Monthly net income: $ 6000.00 between myself & spouse
Monthly expenses: $ $5000
Housing: $ letting mortgage go due to the mortgage crisis
Insurance: $ 250.00
Car expenses: $ 1000.00
Utilities: $ 1000
Phone, cable, internet: $200
Food, entertainment: $500
Clothing, household expenses: $500
Credit cards and other loans: $3000
Other expenses: $
medical: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504534
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$80.57

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.17%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1994	Debt/Income ratio:	17%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,482	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	bid-phoenix0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CAR REPAIRS
Purpose of loan: CAR REPAIRS
This loan will be used to...FIX CAR

My financial situation: WORKING FULL TIME
I am a good candidate for this loan because...I ALWAYS PAY MY BILLS ON TIME. HAD ONE HICCUP A FEW YEARS BACK. BUT EVERYTHING ELSE IS PERFECT

Monthly net income: $2800
Monthly expenses: $1550
Housing: $500
Insurance: $100
Car expenses: $475
Utilities: $75
Phone, cable, internet: $100
Food, entertainment: $200
Clothing, household expenses: $
Credit cards and other loans: $100
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504538
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,450	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$152.42

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-1987	Debt/Income ratio:	17%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 3	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Administrative Assi...
Public records last 12m / 10y:	1/ 2	Revolving credit balance:	$2,379	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	odyssey61	Borrower's state:	Georgia	Borrower's group:	AAAA Fund America
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CREATIVE BUSINESS READY TO BLOOM!
Purpose of loan: As capital for services and items needed to get my business going.
This loan will be used to...purchase supplies and services to start my jewelry/photography business. It will be both online and in person (shows)

My financial situation: Good - able to pay bills and save a little, but need a lump sum to get going on this business
I am a good candidate for this loan because...I have the product line created, pictures taken, and I am driven to make this business work.

Monthly net income: $2700.00
Monthly expenses: $2000.00
Housing: $450.00
Insurance: $107.00
Car expenses: $298.00
Utilities: $250.00
Phone, cable, internet: $350.00
Food, entertainment: $300.00
Clothing, household expenses: $
Credit cards and other loans: $115.00
Other expenses: $130.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504560
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	2 / 2	Length of status:	1y 3m
Amount delinquent:	$851	Total credit lines:	12	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$415	Stated income:	$1-$24,999
Delinquencies in last 7y:	4	Bankcard utilization:	83%
		Homeownership:	No
Screen name:	best-industrious-investment	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
kirubai
Purpose of loan: PERSONAL
This loan will be used to...START A SMALL CLOTHING, JEWELRY, KNICK KNACK BUSINESS.

My financial situation: OK. WOULD LIKE TO MAKE IT BETTER.
I am a good candidate for this loan because...I HAVE 3 LITTLE KIDS. WOULD LIKE TO GIVE THEM A DECENT LIFE. RUNNING A DAYCARE BUSINESS AT HOME. NOW WOULD LIKE TO START A CLOTHING,JEWELRY, KNICK KNACK BUSINESS TO BRING IN MORE CASH INTO MY ACCOUNT. IF YOU LEND ME A LOAN, I WANT TO PAY IT BACK AND GET MORE LOAN AND INCREASE MY BUSINESS MORE. I AM OPEN TO MOST OF THE TERMS, THAT WOULD MAKE IT AS A GOOD INVESTMENT FOR YOU. THANK YOU. S.B

Monthly net income: $2100
Monthly expenses: $250 MY HUSBAND SHARES REST OF IT
Housing: $250 HE SHARES REST OF IT
Insurance: $
Car expenses: $
Utilities: $25
Phone, cable, internet: $75
Food, entertainment: $200
Clothing, household expenses: $200
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 503823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,700.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,990	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.99%	Borrower rate/APR:	14.99% / 17.16%	Monthly payment:	$197.56

Lender servicing fee:	1.00%	Effective Yield*:	13.75%
		Estimated return*:	7.80%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1988	Debt/Income ratio:	13%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	1y 6m
Amount delinquent:	$98	Total credit lines:	12	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$4,481	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	No
Screen name:	vincent0	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Equipment upgrade for Photographer
Purpose of loan:
This loan will be used to replace and upgrade my broken MacBook Pro, which I am depending on to support my rapidly growing work as a photographer, as well as purchase a large external display for post-processing of images. The MacBook screen is currently cracked, which is preventing me from doing client reviews and presentations, and editing on location.

My financial situation:
I am a good candidate for this loan because I am currently securely employed as a software developer, a skill that has provided me with a steady income for the past 30+ years.

Monthly net income: $4480
Monthly expenses (total): $3335

Housing: $1000
Insurance: $90
Car expenses: $530
Utilities: $100
Phone, cable, internet: $325
Food, entertainment: $840
Clothing, household expenses: $300
Credit cards and other loans: $150
Other expenses: none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 503827
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.99%	Borrower rate/APR:	14.99% / 17.16%	Monthly payment:	$173.30

Lender servicing fee:	1.00%	Effective Yield*:	13.75%
		Estimated return*:	7.80%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-2001	Debt/Income ratio:	6%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 2	Length of status:	5y 3m
Amount delinquent:	$160	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,166	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	Rounder63	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
This loan will be used to will be used for capital for my Professional Poker playing. The Wsop is coming up. I have money tied up on Online because of the DOJ, once fulltilt finds a way to pay us all of my thousands of dollars will be released...

My financial situation:
I am a good candidate for this loan because I have had 0 negative things hit my credit score for 5 years. In my early 20s I made a few mistakes and since I have matured, I am highly responsible and my credit score is very important to me as I want to buy a house soon in the near future..

Monthly net income: $5000
Monthly expenses: $2000
Housing: $600
Insurance: $100
Car expenses: $0
Utilities: $200
Phone, cable, internet: $200
Food, entertainment: $400
Clothing, household expenses: $200
Credit cards and other loans: $50
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 503989
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$15,000	Estimated loss*:	11.20%
Term:	60 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 31.42%	Monthly payment:	$476.04

Lender servicing fee:	1.00%	Effective Yield*:	27.29%
		Estimated return*:	16.09%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-1992	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	14y 7m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,987	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	newest-power-conga	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cool Ocean Breeze
Purpose of loan: debt consolidation
This loan will be used to...consolidate bills

My financial situation:
I am a good candidate for this loan because...my credit report shows how responsible I am when paying monthly bills, etc..

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504147
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1999	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	0y 0m
Amount delinquent:	$0	Total credit lines:	4	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,646
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	No
Screen name:	bazaar-pie	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Open The Vinyl Lounge!
This loan will be used to stock and open a new Record Shop & Listening Room Cafe in the lovely village of Nyack, NY!
I am a good candidate for this loan because I have an oustanding history of ALWAYS making my monthly payments in full and on time! And I truly believe in this business with all my heart and KNOW that it is something the community needs.
Mo. net income: $ (1st year projection): 4,000-6,000
Mo. expenses:
Housing: $1450
Insurance: $ 100
Car exp: $ 0
Utilities: $75
Phone, cable, internet: $ 100
Food, entertainment: $ 200
Household expenses: $ 100
Credit cards/other loans: $ 300
Other exp: $ 500

*Errors I feel i need to correct re: the above Credit Profile:
-i DO own a home (co-op in nyc) and mortgage has been payed off in full.
-my credit score as of 4/27/11 is 733.
-my credit balance is at around 8,000 or less, not 10,646.

Thank you for taking time to read and for supporting small businesses!
-M.D.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,000	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	9.40%	Borrower rate/APR:	10.40% / 12.51%	Monthly payment:	$324.55

Lender servicing fee:	1.00%	Effective Yield*:	9.37%
		Estimated return*:	5.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jul-1988	Debt/Income ratio:	14%
Credit score:	740-759 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	7y 5m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,636	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	38%
		Homeownership:	No
Screen name:	noble-loan359	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Stampmom
Purpose of loan:
Pay off credit card debt.

My financial situation:
I am a good candidate for this loan because I have a stable job with good income. I have a good/excellent credit score and I pay my bills on a timely basis. I have a stable marriage. I want to pay off this loan as quickly as possible so that I no longer have any outstanding debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504497
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$108.87

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1990	Debt/Income ratio:	38%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 9	Length of status:	7y 1m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,915	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	goal-point078	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
goal-point078
The purpose of this loan is to assist with the final payment for my Twin Son and Daughter to travel to Europe as Student Ambassadors. They will travel to Germany, Belgium, Switzerland, the Netherlands and France over a period of 22 days in June. If I can not pay the balance of the loan I will lose the total amount I've already funded. The total cost is in excess of $6000 each student. I would love to be able to afford them this great opportunity. I would also appreciate any assistance.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504503
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$604.28

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.17%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-2001	Debt/Income ratio:	22%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,970	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	persistent-velocity2	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A Grandmother's Last Wish
Purpose of loan:
This loan will be used to pay for part of my wedding. I have it already partially paid, but missing additional to help pay for my wedding. I was going to elope, but with a traditional grandmother, her last wish is to see me in a wedding dress with family and friends as witnesses. I would like to be able to satisfy my grandmother's wish.

My financial situation:
I am a good candidate for this loan because I am very attentive to my payments. Whether it's a loan from family and friends or from people who are willing to help me, I have high morals in paying them back because I truly dislike being a burden to anyone.

Monthly net income: $ 2812
Total: Monthly expenses: $ 1750
Housing: $1000
Insurance: $100
Car expenses: $0
Utilities: $100
Phone, cable, internet: $0
Food, entertainment: $150
Clothing, household expenses: $100
Credit cards and other loans: $300
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504505
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,000	Estimated loss*:	2.60%
Term:	60 months

Lender yield:	10.29%	Borrower rate/APR:	11.29% / 12.63%	Monthly payment:	$218.87

Lender servicing fee:	1.00%	Effective Yield*:	10.26%
		Estimated return*:	7.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jan-1981	Debt/Income ratio:	25%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 17	Length of status:	3y 2m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,314	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	18%
		Homeownership:	Yes
Screen name:	stable-cash	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	760-779 (Latest)
Principal borrowed:	$18,000.00	< 31 days late:	0 ( 0% )	780-799 (Oct-2009)
Principal balance:	$10,278.84	31+ days late:	0 ( 0% )
Total payments billed:	17
Description
Working the Plan!
Greetings Lenders, I am grateful to you and Prosper for a loan I received 18 months or so ago for $18,000. No missed payments, no problems. The balance is now around $9,800 and the purpose of this loan is simply to refinance that amount at a lower rate and payment, thereby freeing some funds to pay down other debt faster.

I am an attorney with a good income and no late payments in many, many years, and my wife works as well. I am responsible financially. I have, for example, around 50% equity in my home and also own a farm property free and clear. Thanks to Prosper, I am weaning myself from credit cards and things are going great.

Thank you for your time and consideration. You are really in a position to change people's lives and make a good return at the same time,
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504507
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 19.42%	Monthly payment:	$380.82

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1988	Debt/Income ratio:	19%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	5y 11m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$537	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	refined-order3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A request for a personal loan
Purpose of loan: medical loan

This loan will be used to...Pay for a medical procedure

My financial situation: Fine, but I cannot afford to pay the entire medical cost at one time

I am a good candidate for this loan because...I make timely payments and I do not spend the money that I don't have or couldn't afford to pay back..

Monthly net income: $7,000
Monthly expenses: $800
Housing: $1500
Insurance: $120
Car expenses: $855
Utilities: $100
Phone, cable, internet: $200
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504515
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,150	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$195.97

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Apr-2001	Debt/Income ratio:	46%
Credit score:	740-759 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 7	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,404	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	focused-nickel9	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Summer Bridge Loan
Purpose of loan:
This loan will be used to help me cover my summer living expenses (housing, car payment, utilities) between my Spring and Fall semesters of Law School. I have a full time job and my next round of Student Loans will fund at the end of August. I've projected my summer budget and see that I will need some more funds to keep all the expenses covered during the next 3 months.

My financial situation:
I am a good candidate for this loan because I have an excellent credit history with zero late payments. The negative aspect of my credit history is due to high student loan balances, but these student loans are in deferrment since I'm still in school.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504523
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$4,000	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Apr-1998	Debt/Income ratio:	8%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	8	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$945	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	11	Bankcard utilization:	94%
		Homeownership:	No
Screen name:	efficient-treasure095	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan: To pay off payday loans
This loan will be used to...To pay off payday loans and for the children for school.

My financial situation: I know what I need to do
I am a good candidate for this loan because...Up till 2 years ago I had perfect 800 credit score. Do to a divorce and everything in my name I had to file chapter 7. Ever since I have never been late on a bill either. I have a good job I am a goverment employee who get paid every two weeks. I will never miss a payment because I would never harm my kids like that and credit score is important to me. It will also be my only payment other then rent and normal bills i.e. phone and cable.

Monthly net income:2960$
Monthly expenses: $
Housing: 900 $
Insurance: 100 $
Car expenses: 160 $
Utilities: 130 $
Phone, cable, internet: 116$
Food, entertainment: 400 $
Clothing, household expenses: $
Credit cards and other loans: 60$
Other expenses:200 daycare $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504527
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	12 months

Lender yield:	25.69%	Borrower rate/APR:	26.69% / 35.84%	Monthly payment:	$719.00

Lender servicing fee:	1.00%	Effective Yield*:	24.52%
		Estimated return*:	9.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1978	Debt/Income ratio:	96%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	20 / 19	Length of status:	14y 7m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,814	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	No
Screen name:	patsy54	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Blue sky
Purpose of loan:
This loan will be used to...consolidate credit card debtI

My financial situation:
I am a good candidate for this loan because...I have a stable work history, low living expenses and a burning desire to get rid of my credit card debt forever!

Monthly net income: $2000Monthly expenses:
Housing: $200
Insurance: $80
Car expenses: 300
Utilities: $50
Phone, cable, internet: $
Food, entertainment: $300
Clothing, household expenses: $
Credit cards and other loans: $1000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504531
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	20.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	8.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1980	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	12y 4m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$204,162	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	exchange-majesty	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bill Consolidation
Purpose of loan:
This loan will be used to.payoff existing loans and improve cash flow.

My financial situation:
I am a good candidate for this loan because.my credit rating is good, I am reliable, organized, and a good business woman

Monthly net income: $6,250.00
Monthly expenses: $5800.00
Housing: $4300
Insurance: $300
Car expenses: $40
Utilities: $200
Phone, cable, internet: $89
Food, entertainment: $300
Clothing, household expenses: $50
Credit cards and other loans: $300
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504535
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	10.00%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$572.78

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.48%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jan-1982	Debt/Income ratio:	24%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	9	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	26y 6m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,463	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Bankcard utilization:	44%
		Homeownership:	Yes
Screen name:	roofian	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	70 ( 100% )	760-779 (Latest)
Principal borrowed:	$26,500.00	< 31 days late:	0 ( 0% )	760-779 (May-2008) 800-819 (Sep-2007)
Principal balance:	$579.53	31+ days late:	0 ( 0% )
Total payments billed:	70
Description
Bus. Loan -2 Prior Loans - No Lates
Purpose of loan:
Provide cash flow for my roofing business. I own two businesses: A roofing business (36 years) & a document management business (9 years). Both businesses are well established and have loyal customers. The roofing business is typically slow in Spring however we pick up steam mid summer. We presently have verbal commitments for some large jobs.
The document management business is growing steadily. We are investing profits into equipment & marketing. Our shredding services are growing a good pace and we have 3-5 year contracts with many of the large businesses in our area (electronic companies, credit unions & others) Also, we presently store approximately 2500 boxes for different clients. We have had two prior Prosper loans with no late payments. Thank you for your consideration. Please review our website: www.stordok.com (please look at the reviews). Also please look at our Facebook page:http://www.facebook.com/Stordok
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504539
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-2001	Debt/Income ratio:	59%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 17	Length of status:	7y 8m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,528	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	45%
		Homeownership:	No
Screen name:	coin-advocator6	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
down payment on a house
Purpose of loan:
This loan will be used to... help my daughter buy a house

My financial situation: good
I am a good candidate for this loan because...

Monthly net income: $32,000
Monthly expenses: $
Housing: $
Insurance: $100.00
Car expenses: $375.00
Utilities: $0
Phone, cable, internet: $100.00
Food, entertainment: $300.00
Clothing, household expenses: $200.00
Credit cards and other loans: $5,000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504545
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-2000	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Other
Now delinquent:	2	Current / open credit lines:	8 / 8	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$802	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	61%
		Homeownership:	No
Screen name:	velocity-mole	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
help someone out
Purpose of loan:
This loan will be used to pay off some debt

My financial situation: USAA
I am a good candidate for this loan because...I am a student who is trying to get through school debt free and I really need some help. I always pay my bills on time but right now I am trying to pay them off.

Monthly net income: $6000
Monthly expenses: $3500
Housing: $775
Insurance: $207
Car expenses: $62
Utilities: $
Phone, cable, internet: $150
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $15000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504547
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 19.42%	Monthly payment:	$380.82

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1989	Debt/Income ratio:	20%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 16	Length of status:	10y 0m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$63,266	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	Yes
Screen name:	top-euro-karate	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Small Business Loan
Purpose of loan:
This loan will be used to fund a small used car dealership.

My financial situation:
I am a good candidate for this loan because...
We are an established business with a proven track record. We have other financing options, but thought this would be a great opportunity to give individuals an opportunity to invest in us rather than letting the ?fat cat? banks benefit from our success.

We currently have 20 cars on our lot and provide "buy here pay here" services. We currently have 22 cars financed.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	6.10%
Term:	60 months

Lender yield:	18.99%	Borrower rate/APR:	19.99% / 22.21%	Monthly payment:	$344.35

Lender servicing fee:	1.00%	Effective Yield*:	18.55%
		Estimated return*:	12.45%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-2000	Debt/Income ratio:	35%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	19y 0m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,501	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	Vanetta2004	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	11 ( 100% )	660-679 (Latest)
Principal borrowed:	$8,500.00	< 31 days late:	0 ( 0% )	560-579 (Dec-2007) 540-559 (May-2007) 580-599 (Apr-2007) 580-599 (Apr-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
Educator seeking to consolidate!
Hello Prosper Family!

Thanks to each of you for taking the time to consider and support my loan needs!

I am a great candidate for this loan as I am an Educator of 18 years not only seeking to consolidate as I advance my career to an Administrator after completing my Masters this year but I have continued to increase my credit score, and I take pride in the importance of having an excellent payment history with my creditors.

My annual income is $52,000.

My monthly expense breakdown as follows:
-Car note $540 a month.
-Personal Loan $160.00 a month.
-Credit card $70 a month.
-Student Loan $180 a month.
-Rent $595 a month
-Car insurance $83
-Utilities: $250
-Food, entertainment: $200
-Clothing, household expenses: $70

Thanks again for your time!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	11.20%
Term:	60 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 31.42%	Monthly payment:	$412.57

Lender servicing fee:	1.00%	Effective Yield*:	27.29%
		Estimated return*:	16.09%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1976	Debt/Income ratio:	12%
Credit score:	780-799 (Apr-2011)	Inquiries last 6m:	6	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	22y 4m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,553	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	blooming-coin5	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
FAMILY
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $

THE PURPOSE OF THIS LOAN IS TO HELP OUT AN PREVENT MY STEP DAUGHTER AN HER DAUGHTER FROM BEING EVICTED FROM THEIR APARTMENT AND SO THAT THEY CAN MOVE INTO A BETTER APARTMENT AND HAVE A BETTER LIVING.

I BELIEVE IAM A PERFECT CANDIDATE FOR THIS LOAN BECAUSE I BELIEVE IN HELPING FAMILY WHEN THEY NEED IT.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 504581
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1992	Debt/Income ratio:	21%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	32y 7m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,448	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	unforgettable-worth7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
sports nut
Purpose of loan:
This loan will be used to...pay off my taxes and credit cards

My financial situation:
My step daughter got married last year and her father didn't help with the wedding like he said he would. So, her mother and I unfortunately had to use credit cards to pay for the wedding. We have already paid two of the small cards off since applying for this loan. I will pay this loan off !!!

Monthly net income: $4800
Monthly expenses: $400
Housing: $2000
Insurance: $125
Car expenses: $150
Utilities: $175
Phone, cable, internet: $200
Food, entertainment: $ 75
Clothing, household expenses: $50
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.